Filed Pursuant to Rule 424(b)(2)
Registration No. 333-183037

The information contained in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to the securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated November 6, 2014

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 29, 2012)

                 Shares

Series 21 Preferred Stock

We are offering              shares of Series 21 Preferred Stock (and              shares of common stock issuable upon conversion thereof). The Series 21 Preferred Stock will not be listed on any national securities exchange.

Conversion

Each share of Series 21 Preferred Stock can be converted at the holder’s option at any time after issuance into the number of shares of common stock determined by dividing the aggregate stated value of the Series 21 Preferred Stock of $1,000 per share to be converted by the conversion price, which is initially $            . The initial conversion price is subject to adjustment in certain events (including certain fundamental changes), which are explained in more detail under the section entitled “Description of the Securities We Are Offering.” No shares of Series 21 Preferred Stock shall be convertible by a holder to the extent such conversion would result in the holder and its affiliates beneficially owning more than 9.99% of our common stock then outstanding, or the Beneficial Ownership Limitation.

On the first to occur of (i) the 30th day after the original issuance date of the Series 21 Preferred Stock, (ii) the date on which 5,000 or less shares of Series 21 Preferred Stock remain outstanding, or (iii) the adoption by our board of directors of a resolution that it intends to adopt an amendment to our amended and restated articles of incorporation, as amended, without shareholder approval to effect a reverse stock split with respect to our common stock in order to achieve compliance with the listing rules of The NASDAQ Capital Market or for other good faith business reasons (in each case, referred to as an Automatic Conversion Date), all outstanding shares of Series 21 Preferred Stock, except to the extent limited by the Beneficial Ownership Limitation, shall automatically convert into the number of registered shares of our common stock determined by dividing the aggregate stated value of the Series 21 Preferred Stock being converted by the conversion price then in effect. Notwithstanding the Beneficial Ownership Limitation, any shares of Series 21 Preferred Stock that were not converted into shares of our common stock on the Automatic Conversion Date shall automatically convert into shares of our common stock on the earlier of (i) the date on which the conversion of such shares of Series 21 Preferred Stock would no longer result in beneficial ownership of more than 9.99% of our common stock then outstanding by the particular holder and its affiliates and (ii) the 91st day after the original issuance date.

Ranking and Liquidation Preference

Shares of Series 21 Preferred Stock rank senior to our common stock. In the event of our voluntary or involuntary dissolution, liquidation or winding up, each holder of Series 21 Preferred Stock will be entitled to be paid a liquidation preference equal to the initial stated value of such holder’s Series 21 Preferred Stock of $1,000 per share, plus any declared and unpaid dividends and any other payments that may be due on such shares, before any distribution of assets may be made to holders of capital stock ranking junior to the Series 21 Preferred Stock.

Voting Rights

The Series 21 Preferred Stock will have no voting rights, except as otherwise expressly provided in our articles of incorporation or as otherwise required by law.

Common Stock Listing

Our common stock is quoted on The NASDAQ Capital Market and on the Mercato Telematico Azionario stock market, or the MTA, in Italy under the symbol “CTIC.” On November 5, 2014, the last reported sale price of our common stock on The NASDAQ Capital Market was $2.38 per share.

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page S-11 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share(1)	Total
Public Offering Price	$	$
Underwriting Discounts and Commissions(2)	$	$
Proceeds to CTI BioPharma Corp., before expenses	$	$

(1)	Excludes shares of common stock issuable upon conversion of the Series 21 Preferred Stock offered hereby.
(2)	The underwriters will also be reimbursed for certain expenses incurred in this offering. See “Underwriting” for details.

Delivery of the Series 21 Preferred Stock is expected to be made on or about                     , 2014.

Sole Book-Running Manager

Piper Jaffray

Prospectus Supplement dated                 , 2014.

i

Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement, the accompanying prospectus or in any of the documents incorporated by reference. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We are not making an offer of the Series 21 Preferred Stock (or the shares of common stock issuable from time to time upon conversion of the Series 21 Preferred Stock) covered by this prospectus supplement in any jurisdiction where the offer is not permitted.

The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of its respective date, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus, or of any sale of the Series 21 Preferred Stock (or shares of common stock issuable upon conversion of the Series 21 Preferred Stock). You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the respective dates thereof.

ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of              shares of our Series 21 Preferred Stock (and             shares of our common stock issuable upon conversion thereof). You should read this prospectus supplement, the accompanying prospectuses and the documents incorporated by reference before making an investment decision. You should also read and consider the information in the documents we have referred you to in the section of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the Series 21 Preferred Stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference, on the other hand, you should rely on the information in this prospectus supplement.

We have not, and the underwriters have not, authorized any other person to provide you with information that is different. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it.

We are offering to sell, and seeking offers to buy, the Series 21 Preferred Stock only in jurisdictions where offers and sales are permitted.

The information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate only as of the respective dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Market data and industry statistics contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus are based on independent industry publications, reports by market research firms and other published independent sources. Some data and other information are also based on our good faith estimates, which are derived from our review of internal surveys and independent sources. Although we believe these sources are credible, we have not independently verified the data or information obtained from these sources. Accordingly, investors should not place undue reliance on this information. By including such market data and information, we do not undertake a duty to update or provide that data in the future.

In this prospectus supplement, the terms “CTI,” “Company,” “we,” “us,” “our” and similar terms refer to CTI BioPharma Corp., a Washington corporation, and its subsidiaries, unless the context otherwise requires. “CTI,” “Opaxio” and “PIXUVRI” are our proprietary marks. All other product names, trademarks and trade names referred to in this prospectus, as supplemented from time to time, are the property of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. Such reports, proxy statements and other information filed by us are available to the public free of charge at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.ctibiopharma.com. With the exception of the reports specifically incorporated by reference in this prospectus supplement as set forth below, material contained on or accessible through our website is specifically not incorporated into this prospectus supplement. You may also read and copy any document we file with the SEC at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities being offered hereby. Statements in this prospectus supplement or the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules) until the offering of the securities under the registration statement is terminated or completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 4, 2014;

•

our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, filed with the SEC on April 29, 2014, August 4, 2014 and October 31, 2014, respectively;

•

our Current Reports on Form 8-K filed with the SEC on January 2, 2014, January 13, 2014, January 31, 2014, February 3, 2014, February 14, 2014, April 18, 2014, May 22, 2014, June 2, 2014, September 17, 2014 and October 27, 2014 (as amended by Amendment No. 1 filed on November 6, 2014);

•	the description of our capital stock contained in our Registration Statement on Form 10 filed with the SEC on June 27, 1996, as amended; and

•

the description of our Preferred Stock Purchase Rights contained in our Registration Statement on Form 8-A filed with the SEC on December 28, 2009, Amendment No 1. to Form 8-A filed with the SEC on May 17, 2011, Registration Statement on Form 8-A filed with the SEC on September 6, 2012, Amendment No. 1 to Form 8-A filed with the SEC on December 7, 2012 and any other amendment or report filed for the purpose of updating such description.

Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus are continually updated and later information filed with the SEC may update and supersede some of the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement and the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded.

We will provide without charge to each person, including any beneficial owners, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address:

CTI BioPharma Corp.

3101 Western Avenue, Suite 600

Seattle, Washington 98121

(206) 282-7100

Attention: Investor Relations

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference may contain “forward-looking statements” within the meaning under the U.S. federal securities laws. All statements other than statements of historical fact are “forward-looking statements,” including, without limitation:

•	any statements regarding future operations, plans, regulatory filings or approvals;

•	any statements regarding the performance, or likely performance, or outcomes or economic benefit of any licensing or other agreement;

•

any projections of revenues, operating expenses or other financial terms, and any projections of cash resources, including regarding our potential receipt of future milestone payments under any of our agreements with third parties;

•	any statements of the plans and objectives of management for future operations or programs;

•	any statements concerning proposed new products or services;

•	any statements regarding the safety and efficacy or future availability of any of our compounds;

•	any statements on plans regarding proposed or potential clinical trials or new drug filing strategies or timelines;

•	any statements regarding compliance with the listing standards of The NASDAQ Stock Market;

•	any statements regarding pending or future partnerships, licensing arrangements, mergers or acquisitions; and

•	any statements regarding future economic conditions or performance, and any statements of assumption underlying any of the foregoing.

In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should” or “will” or the negative thereof, variations thereof and similar expressions. Such statements are based on management’s current expectations and are subject to risks and uncertainties which may cause actual results to differ materially from those set forth in the forward-looking statements. There can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent risks and uncertainties, including, but not limited to, the risk factors described in the section of this prospectus supplement entitled “Risk Factors,” and those risks and uncertainties described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. All forward-looking statements and reasons why results may differ included in this prospectus supplement are made as of the date hereof, and we assume no obligation to update any such forward-looking statement or reason why actual results might differ, except to the extent required by law.

SUMMARY

The following summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. The following summary does not contain all of the information that you should consider before investing in our securities. To understand this offering fully, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the financial statements and the documents incorporated by reference.

Our Company

We are a biopharmaceutical company focused on the acquisition, development and commercialization of novel targeted therapies covering a spectrum of blood-related cancers that offer a unique benefit to patients and healthcare providers. Our goal is to build a profitable company by generating income from products we develop and commercialize, either alone or with partners. We are currently concentrating our efforts on treatments that target blood-related cancers where there is an unmet medical need. In particular, we are primarily focused on commercializing PIXUVRI® (pixantrone), or PIXUVRI, in the European Union, or the E.U., for multiply relapsed or refractory aggressive B-cell non-Hodgkin lymphoma, or NHL, and conducting a Phase 3 clinical trial program of pacritinib for the treatment of patients with myelofibrosis to support regulatory submission for approval in the United States, or the U.S., and Europe.

Corporate Information

We were incorporated in the State of Washington in 1991. Our shares of common stock trade on The NASDAQ Capital Market and the MTA in Italy under the symbol “CTIC.” Our principal executive offices are located at 3101 Western Avenue, Suite 600, Seattle, Washington 98121, and our phone number is (206) 282-7100. Our website is located at www.ctibiopharma.com; however, the information in, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus.

Recent Developments

PIXUVRI

PIXUVRI is a novel aza-anthracenedione with unique structural and physiochemical properties. In May 2012, the European Commission granted conditional marketing authorization in the E.U. for PIXUVRI as a monotherapy for the treatment of adult patients with multiply relapsed or refractory aggressive B-cell NHL. PIXUVRI is the first approved treatment in the E.U. for patients with aggressive B-cell NHL who have failed two or three prior lines of therapy. In connection with the conditional marketing authorization, we are conducting the required post-approval commitment trial, which compares pixantrone and rituximab with gemcitabine and rituximab in the setting of aggressive B-cell NHL. As we do not anticipate completing this study and submitting the related report by the June 2015 completion date currently agreed upon with the European Medicines Agency, or the EMA, we have notified the EMA that we intend to seek an extension of such date by approximately one year.

As of the date of this filing, PIXUVRI is available in Austria, Denmark, Finland, France, Germany, Israel, Italy, Netherlands, Norway, Sweden and the United Kingdom and has achieved reimbursement decisions under varying conditions in England/Wales, Italy, France, Germany and the Netherlands. PIXUVRI is not approved in the U.S.

In September 2014, we entered into an exclusive license and collaboration agreement with Les Laboratoires Servier and Institut de Recherches Internationales Servier, or collectively Servier, to develop and commercialize PIXUVRI in a transaction valued at up to €103.0 million (or approximately $133.5 million using the currency exchange rate as of September 12, 2014) in the event all milestones were to be achieved. Under this agreement, we retain full commercialization rights to PIXUVRI in Austria, Denmark, Finland, Germany, Israel, Norway, Sweden, Turkey, the U.K. and the U.S., with

Servier having exclusive rights to commercialize PIXUVRI in all other countries. In October 2014, we received an upfront payment from Servier under the agreement of €14.0 million (or $17.8 million using the currency exchange rate as of the date we received the funds in October 2014).

Pacritinib

Pacritinib is an oral tyrosine kinase inhibitor with dual activity against Janus Kinase 2, or JAK2, and FMS-like tyrosine kinase, or FLT3, that demonstrated meaningful clinical benefit and good tolerability in myelofibrosis patients in Phase 2 clinical trials. We believe pacritinib may offer an advantage over other JAK inhibitors through effective relief of symptoms with less treatment-emergent thrombocytopenia and anemia. In collaboration with Baxter International, Inc., we are pursuing a broad approach to advancing pacritinib for patients with myelofibrosis by conducting two Phase 3 clinical trials: one in a broad set of patients without limitations on blood platelet counts, or PERSIST-1, and the other in patients with low platelet counts, or PERSIST-2.

PERSIST-1 enrollment was completed in August 2014 and top-line results are expected in the first quarter of 2015. Based on the demographics of patients enrolled in PERSIST-1, the projected percent of patients enrolled with moderate or severe thrombocytopenia is expected to be generally consistent with the myelofibrosis population reported in the literature: approximately 60 percent of patients having platelet counts equal to or greater than 150,000/µL; and approximately 40 percent having mild, moderate-and-severe thrombocytopenia, or platelet counts of less than 150,000/µL,100, 000 and 50,000. The duration of therapy is comparable across patients with thrombocytopenia at baseline or patients with normal platelet counts at baseline.

PERSIST-1 and PERSIST-2 are intended to support a New Drug Application regulatory submission in the U.S. in late 2015, followed by a Marketing Authorization Application regulatory submission in Europe in 2016. In August 2014, pacritinib was granted Fast Track designation by the U.S. Food and Drug Administration for the treatment of intermediate- and high-risk myelofibrosis, including but not limited to patients with disease-related thrombocytopenia, patients experiencing treatment-emergent thrombocytopenia on other JAK2 therapy or patients who are intolerant of, or whose symptoms are sub-optimally managed on other JAK2 therapy.

We are also currently evaluating pacritinib in acute myeloid leukemia, or AML, through an ongoing investigator-sponsored trial and intend to evaluate it in other blood cancers in the future.

Tosedostat

Tosedostat is a first-in-class selective inhibitor of aminopeptidases, which are required by tumor cells to provide amino acids necessary for growth and tumor cell survival. In October 2014, we acquired worldwide rights to tosedostat through concurrent transactions with Vernalis R&D Limited, the original developer of tosedostat, and Chroma Therapeutics Ltd. Tosedostat is currently being evaluated in Phase 2 clinical trials for patients with myelodysplastic syndrome and AML. We anticipate data from these signal-finding trials may be used to determine the appropriate design for a Phase 3 trial.

Unaudited Interim Cash Positions and Indebtedness

As of October 31, 2014, we had $20.0 million of the principal balance outstanding under our senior secured term loan agreement and approximately $43.6 million in cash and cash equivalents.

The Offering

The following is a brief summary of certain terms of this offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus.

Securities we are offering	shares of Series 21 Preferred Stock and the approximately shares of common stock issuable from time to time upon conversion of the Series 21 Preferred Stock.

Description of the Series 21 Preferred Stock

Rank	The Series 21 Preferred Stock will, with respect to rights upon our liquidation, dissolution or winding up, rank senior to our common stock and, so long as at least 20% of the aggregate originally issued shares of Series 21 Preferred Stock are outstanding, we may not repay, repurchase or offer to repay or repurchase or otherwise acquire any material amount of common stock or other securities junior to the Series 21 Preferred Stock except for repurchases of up to 5,750,000 shares of common stock in any 12-month period from employees, officers, directors, consultants or others who perform services for us and who are subject to an agreement with us providing a right of repurchase of such shares at cost or on the occurrence of certain events, such as termination of employment. The Series 21 Preferred Stock ranks pari passu with our common stock with respect to dividends.

Stated value	The stated value for each share of Series 21 Preferred Stock is $1,000.

Dividends	Holders of the Series 21 Preferred Stock are entitled to receive dividends equal (on an as if converted to common stock basis) to and in the same form as dividends actually paid on shares of common stock or other junior securities, as and if such dividends are paid. We have never declared or paid any cash dividends on our common stock and do not currently anticipate declaring or paying cash dividends on our common stock in the foreseeable future. See “Dividend Policy.”

Optional conversion	Each share of Series 21 Preferred Stock can be converted at the holder’s option at any time after issuance into the number of shares of common stock determined by dividing (i) the stated value of the Series 21 Preferred Stock of $1,000 per share to be converted, by (ii) the conversion price, which is initially $ . The initial conversion price is subject to adjustment in certain events (including certain fundamental changes), which are explained in more detail under the section entitled “Description of the Securities We are Offering.” No shares of Series 21 Preferred Stock shall be convertible by a holder to the extent such conversion would result in the holder and its affiliates beneficially owning more than 9.99% of our common stock then outstanding, or the Beneficial Ownership Limitation.

Automatic conversion	On the first to occur of:

(i) the 30th day after the original issuance date of the Series 21 Preferred Stock,

(ii) the date on which 5,000 or less shares of Series 21 Preferred Stock remain outstanding, or

(iii) the adoption by our board of directors of a resolution that it intends to adopt an amendment to our amended and restated articles of incorporation, as amended, or our articles of incorporation, without shareholder approval to effect a reverse stock split with respect to our common stock in order to achieve compliance with the listing rules of The NASDAQ Capital Market or for other good faith business reasons (in each case, an Automatic Conversion Date), all outstanding shares of Series 21 Preferred Stock, except to the extent limited by the Beneficial Ownership Limitation, shall automatically convert into the number of registered shares of our common stock determined by dividing the aggregate stated value of the Series 21 Preferred Stock being converted by the conversion price then in effect. Notwithstanding the Beneficial Ownership Limitation, any shares of Series 21 Preferred Stock that were not converted into shares of our common stock on the Automatic Conversion Date shall automatically convert into shares of our common stock on the earlier of
(i) the date on which the conversion of such shares of Series 21 Preferred Stock would no longer result in beneficial ownership of more than 9.99% of our common stock then outstanding by the particular holder and its affiliates and (ii) the 91st day after the original issuance date.

Liquidation preference	In the event of our voluntary or involuntary dissolution, liquidation or winding up, each holder of Series 21 Preferred Stock will be entitled to be paid a liquidation preference equal to the initial stated value of such holder’s Series 21 Preferred Stock of $1,000 per share, plus declared and unpaid dividends and any other payments that may be due on such shares, before any distribution of assets may be made to holders of capital stock ranking junior to the Series 21 Preferred Stock.

Voting rights	The Series 21 Preferred Stock will have no voting rights, except as otherwise expressly provided in our articles of incorporation or as otherwise required by law. However, so long as at least 20% of the aggregate originally issued shares of Series 21 Preferred Stock are outstanding, we cannot amend our articles of incorporation, our second amended and restated bylaws, or our bylaws, or our other charter documents, in each case so as to:

(i) materially, specifically and adversely affect the rights of the Series 21 Preferred Stock,

(ii) repay, repurchase or offer to repay or repurchase or otherwise acquire any of our common stock, common stock equivalents, or other securities junior to the Series 21 Preferred Stock, except in certain limited circumstances,

(iii) authorize or create any class of senior preferred stock, or

(iv) enter into any agreement or understanding with respect to any of the foregoing,

in each case without the affirmative written consent of holders of a majority of the outstanding shares of Series 21 Preferred Stock.

Use of proceeds after expenses	We plan to use the net proceeds from this offering to advance the commercialization of PIXUVRI, accelerate the pre-commercial activities for pacritinib, expand the number of investigator-sponsored trials for pacritinib to diseases other than myelofibrosis and acute myeloid leukemia and support the advancement of tosedostat toward registration-directed trials, as well as for general corporate purposes, which may include, among other things, funding research and development, preclinical and clinical trials, the preparation and filing of new drug applications and general working capital. See “Use of Proceeds.”

Market for the Series 21 Preferred Stock	There is no established public trading market for the Series 21 Preferred Stock and we do not expect a market to develop. In addition, we do not intend to apply for listing the Series 21 Preferred Stock on any securities exchange.

Market for our common stock	Our common stock is quoted on The NASDAQ Capital Market and on the MTA in Italy under the symbol “CTIC.” On November 5, 2014, the last reported sale price of our common stock on The NASDAQ Capital Market was $2.38 per share.

Risk factors	See the “Risk Factors” section contained in this prospectus supplement and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus to read about factors you should consider before investing in our securities.

RISK FACTORS

In addition to the risks described below, you should carefully consider the information under the heading “Risk Factors” beginning on page 33 of our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014, filed with the SEC on October 31, 2014, which information is incorporated by reference into this prospectus supplement, and other information included in this prospectus supplement, the accompanying prospectus and reports we file from time to time with the SEC that we incorporate by reference herein for a discussion of factors you should carefully consider before deciding to invest in our securities. If any of the identified risks actually occur, it could materially adversely affect our business, financial condition, operating results or prospects and the market price of our securities. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects and the market price of our securities.

Risks Related to this Offering

There is no public market for the Series 21 Preferred Stock being offered in this offering.

There is no established public trading market for the Series 21 Preferred Stock being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series 21 Preferred Stock on any securities exchange. Without an active market, the liquidity of the Series 21 Preferred Stock will be limited.

Purchasers who convert their shares of Series 21 Preferred Stock into common stock will incur immediate dilution.

Upon conversion of your shares of Series 21 Preferred Stock, you will experience immediate and substantial dilution because the per share conversion price of your shares of Series 21 Preferred Stock will be higher than the net tangible book value per share of the outstanding common stock immediately after this offering. Assuming that an aggregate of              shares of the Series 21 Preferred Stock are sold (and are then converted into              shares of our common stock at a conversion price of $             per share) for aggregate gross proceeds of approximately $             million, and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $             per share, representing the difference between the conversion price per share and our pro forma as adjusted net tangible book value per share as of September 30, 2014 after giving effect to this offering at the assumed size and offering price. In addition, you will experience dilution when we issue additional shares of common stock that we are permitted or required to issue under outstanding warrants and options under our stock option plan or other employee or director compensation plans.

Holders of the Series 21 Preferred Stock will have no rights as holders of common stock until they acquire common stock.

Until you acquire shares of common stock upon conversion of the Series 21 Preferred Stock, you will have no rights as a holder of our common stock, including rights to vote or respond to tender offers, other than the right of the convertible preferred stock to receive dividends equal to and on the same terms as dividends actually paid on common stock. Upon conversion of your Series 21 Preferred Stock, you will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the conversion date.

Since we have broad discretion in how we use the net proceeds from this offering, we may use the net proceeds in ways in which you disagree.

We will use the net proceeds from this offering for general corporate purposes. We may use a portion of the net proceeds from this offering to fund possible investments in, or acquisitions of, complementary businesses, technologies or products. See “Use of Proceeds.” We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our company. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Risks Related to Holders of our Common Stock

Shares of common stock are subordinate to any preferred stock we may issue and to existing and any future indebtedness.

Shares of our common stock rank junior to any shares of our preferred stock that we may issue in the future and to our existing indebtedness, including under our senior secured term loan agreement, and any future indebtedness we may incur, as well as to all creditor claims and other non-equity claims against us and our assets available to satisfy claims on us, including claims in a bankruptcy or similar proceeding. Our senior secured term loan agreement restricts, and any future indebtedness and preferred stock may restrict, payment of dividends on our common stock.

Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of our common stock, (i) dividends are payable only when and if declared by our board of directors or a duly authorized committee of our board of directors, and (ii) as a corporation, we are restricted to making dividend payments and redemption payments out of legally available assets. We have never paid a dividend on our common stock and have no current intention to pay dividends in the future. Furthermore, our common stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the voting rights available to our shareholders generally.

We may not be able to maintain our listings on The NASDAQ Capital Market and the MTA in Italy, or trading on these exchanges may otherwise be halted or suspended, which may make it more difficult for investors to sell shares of our common stock and consequently may negatively impact the price of our common stock.

Maintaining the listing of our common stock on The NASDAQ Capital Market requires that we comply with certain listing requirements. We have in the past and may in the future fail to continue to meet one or more listing requirements. For example, in June 2012, we received a notification from The NASDAQ Stock Market, indicating non-compliance with the requirement to maintain a minimum closing bid price of $1.00 per share and that we would be delisted if we did not timely regain compliance. We regained compliance through a reverse stock split in September 2012, but we could fail to meet the continued listing requirements as a result of a decrease in our stock price or otherwise.

If our common stock ceases to be listed for trading on The NASDAQ Capital Market for any reason, it may harm our stock price, increase the volatility of our stock price, decrease the level of trading activity and make it more difficult for investors to buy or sell shares of our common stock. Our failure to maintain a listing on The NASDAQ Capital Market may constitute an event of default under our senior secured term loan and any future indebtedness, which would accelerate the maturity date of such debt or trigger other obligations. In addition, certain institutional investors that are not permitted to own securities of non-listed companies may be required to sell their shares adversely affecting the market price of our common stock. If we are not listed on The NASDAQ Capital Market or if our public float falls below $75 million, we will be limited in our ability to file new shelf registration statements on SEC Form S-3 and/or to fully use one or more registration statements on SEC Form S-3. We have relied significantly on shelf registration statements on SEC Form S-3 for most of our financings in recent years, so any such limitations may harm our ability to raise the capital we need. Delisting from The NASDAQ Capital Market could also affect our ability to maintain our listing or trading on the MTA in Italy. Trading in our common stock has been halted or suspended on both The NASDAQ Capital Market and MTA in the past and may also be halted or suspended in the future due to market or trading conditions at the discretion of The NASDAQ Stock Market, Commissione Nazionale per le Società e la Borsa, or CONSOB, or the Borsa Italiana (which ensures the development of the managed markets in Italy). Any halt or suspension in the trading in our common stock may negatively impact the market price of our common stock.

The market price of shares of our common stock is extremely volatile, which may affect our ability to raise capital in the future and may subject the value of your investment in our securities to sudden decreases.

The market price for securities of biopharmaceutical and biotechnology companies, including ours, historically has been highly volatile, and the market from time to time has experienced significant price and volume fluctuations that are unrelated to the operating performance of such companies. For example, during the 12-month period ended November 5, 2014, our stock price has ranged from a low of $1.60 to a high of $4.25. Fluctuations in the market price or liquidity of our common stock may harm the value of your investment in our common stock.

Factors that may have an impact, which, depending on the circumstances, could be significant, on the market price and marketability of our securities include:

•	announcements by us or others of results of clinical trials and regulatory actions;

•	announcements by us or others of serious adverse events that have occurred during administration of our products to patients;

•	announcements by us or others relating to our ongoing development and commercialization activities;

•	announcements of technological innovations or new commercial therapeutic products by us, our collaborative partners or our present or potential competitors;

•	our issuance of debt or equity securities, which we expect to pursue to generate additional funds to operate our business, or any perception from time to time that we will issue such securities;

•	our quarterly operating results;

•	developments or disputes concerning patent or other proprietary rights;

•	developments in relationships with collaborative partners;

•	acquisitions or divestitures;

•	our ability to realize the anticipated benefits of our compounds;

•	litigation and government proceedings;

•	adverse legislation, including changes in governmental regulation;

•	third-party reimbursement policies;

•	changes in securities analysts’ recommendations;

•	short selling of our securities;

•	changes in health care policies and practices;

•	a failure to achieve previously announced goals and objectives as or when projected;

•	halting or suspension of trading in our common stock on The NASDAQ Capital Market by NASDAQ or on the MTA by CONSOB, or the Borsa Italiana; and

•	general economic and market conditions.

Anti-takeover provisions in our charter documents, in our shareholder rights agreement, or rights plan, and under Washington law could make removal of incumbent management or an acquisition of us, which may be beneficial to our shareholders, more difficult.

Provisions of our articles of incorporation and bylaws may have the effect of deterring or delaying attempts by our shareholders to remove or replace management, to commence proxy contests, or to effect changes in control. These provisions include:

•	elimination of cumulative voting in the election of directors;

•	procedures for advance notification of shareholder nominations and proposals;

•	the ability of our board of directors to amend our bylaws without shareholder approval; and

•

the ability of our board of directors to issue shares of preferred stock without shareholder approval upon the terms and conditions and with the rights, privileges and preferences as our board of directors may determine.

Pursuant to our rights plan, an acquisition of 20% or more of our common stock by a person or group, subject to certain exceptions, could result in the exercisability of the preferred stock purchase right accompanying each share of our common stock (except those held by a 20% shareholder, which become null and void), thereby entitling the holder to receive upon exercise, in lieu of a number of units of preferred stock, that number of shares of our common stock having a market value of two times the exercise price of the right. The existence of our rights plan could have the effect of delaying, deterring or preventing a third party from making an acquisition proposal for us and may inhibit a change in control that some, or a majority, of our shareholders might believe to be in their best interest or that could give our shareholders the opportunity to realize a premium over the then-prevailing market prices for their shares.

In addition, as a Washington corporation, we are subject to Washington’s anti-takeover statute, which imposes restrictions on some transactions between a corporation and certain significant shareholders. These provisions, alone or together, could have the effect of deterring or delaying changes in incumbent management, proxy contests or changes in control.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering after deducting commissions and expenses will be approximately $            .

We plan to use the net proceeds from this offering to advance the commercialization of PIXUVRI, accelerate the pre-commercial activities for pacritinib, expand the number of investigator-sponsored trials for pacritinib to diseases other than myelofibrosis and acute myeloid leukemia and support the advancement of tosedostat toward registration-directed trials, as well as for general corporate purposes, which may include, among other things, funding research and development, preclinical and clinical trials, the preparation and filing of new drug applications and general working capital.

The amounts and timing of the expenditures for general corporate purposes may vary significantly, depending on numerous factors, including the progress of our clinical trials and other development efforts, as well as the amount of cash used in our operations. Accordingly, our management will have broad discretion in the application of the net proceeds of this offering. We reserve the right to change the use of proceeds as a result of certain contingencies such as competitive developments and other factors. Pending the uses described above, we may temporarily invest the net proceeds of this offering in short- and medium-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DILUTION

If you purchase shares of Series 21 Preferred Stock in this offering, assuming the conversion of the shares of the Series 21 Preferred Stock into shares of our common stock, your interest will be diluted to the extent of the difference between the conversion price of $             per share of our common stock, and the pro forma as adjusted net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing the net tangible book value, tangible assets less total liabilities, by the number of outstanding shares of common stock.

Our net tangible book value as of September 30, 2014 was $23.9 million, or $0.16 per share of common stock. After giving effect to the sale of              shares of Series 21 Preferred Stock and the conversion of the Series 21 Preferred Stock into              shares of our common stock at the conversion price of $             per share, less the underwriting discounts and commissions and our estimated offering expenses, our as adjusted net tangible book value as of September 30, 2014 would have been approximately $             million, or approximately $             per share of common stock. This represents an immediate increase in the pro forma net tangible book value of $             per share to existing stockholders and an immediate dilution of $             per share to new investors purchasing shares of Series 21 Preferred Stock in this offering at the public offering price. The following table illustrates this per share dilution:

Public offering price per share of Series 21 Preferred Stock				$1,000
Assumed per share conversion price per share of our common stock			$
Net tangible book value per share of common stock as of September 30, 2014		$0.16
Increase in net tangible book value per share attributable to new investors in this offering	$

As adjusted pro forma net tangible book value per share of common stock			$

Dilution per share of common stock to new investors in this offering			$

The above discussion is based on 150,135,446 shares of our common stock outstanding as of September 30, 2014 and excludes an aggregate of 11,158,354 shares of our common stock issuable upon the exercise of options, warrants and rights outstanding as of September 30, 2014. To the extent the options, warrants or rights outstanding as of September 30, 2014 have been or are exercised, or other shares are issued, investors purchasing shares of Series 21 Preferred Stock in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DETERMINATION OF OFFERING PRICE

Prior to this offering, there was no public market for the Series 21 Preferred Stock. The terms and conditions of the Series 21 Preferred Stock, including the conversion price, were determined by negotiation between us and the underwriters. The principal factors considered in determining these terms and conditions include:

•	the market price of our common stock;

•	the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, and otherwise available to the underwriters;

•	our history and prospects and the history of, and prospects for, the industry in which we compete;

•	our past and present financial performance and an assessment of our management;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by the underwriters and us.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated:

	NINE MONTHS ENDED SEPTEMBER 30,	YEAR ENDED DECEMBER 31,
	2014	2013	2012	2011	2010	2009
Ratio of earnings to combined fixed charges and preferred stock dividends(1)	—	—	—	—	—	—

(1)

Earnings were not sufficient to cover combined fixed charges and preferred stock dividends. Earnings consist of income (loss) before provision for income taxes plus fixed charges. Fixed charges consist of interest charges and that portion of rental payments under operating leases we believe to be representative of interest. Earnings for the nine months ended September 30, 2014 and for the years ended December 31, 2013, 2012, 2011, 2010 and 2009, were insufficient to cover fixed charges and preferred stock dividends, by $51.8, $49.6, $115.3, $121.1, $147.6, and $116.8 (in millions), respectively. For this reason, no ratios are provided for these periods.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not currently anticipate declaring or paying cash dividends on our common stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance operations. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and other factors that our board of directors may deem relevant.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

The material terms and provisions of the Series 21 Preferred Stock being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary is subject to, and qualified in its entirety by, the rights, preferences and privileges of the Series 21 Preferred Stock set forth in the articles of amendment to our articles of incorporation to be filed as an exhibit to our Current Report on Form 8-K, which we expect to file with the SEC in connection with this offering.

Description of Series 21 Preferred Stock

Rank

The Series 21 Preferred Stock will, with respect to rights upon our liquidation, dissolution or winding up, rank senior to our common stock and, so long as at least 20% of the aggregate originally issued shares of Series 21 Preferred Stock are outstanding, we may not repay, repurchase or offer to repay or repurchase or otherwise acquire any material amount of common stock or other securities junior to the Series 21 Preferred Stock except for repurchases of up to 5,750,000 shares of common stock in any 12-month period from employees, officers, directors, consultants or others who perform services for us and who are subject to an agreement with us providing a right of repurchase of such shares at cost or on the occurrence of certain events, such as termination of employment. The Series 21 Preferred Stock ranks pari passu with our common stock with respect to dividends.

Dividends

Holders of Series 21 Preferred Stock are entitled to receive dividends on shares of Series 21 Preferred Stock equal (on an as if converted to common stock basis) to and in the same form as dividends actually paid on shares of our common stock or other junior securities. All declared but unpaid dividends on the Series 21 Preferred Stock shall increase the stated value of the Series 21 Preferred Stock, but when such dividends are actually paid such increase shall be rescinded.

Liquidation Preference

Upon our voluntary or involuntary dissolution, liquidation or winding up, each holder of the Series 21 Preferred Stock will be entitled to receive a liquidation preference equal to the initial stated value of such holder’s Series 21 Preferred Stock of $1,000 per share, plus any declared and unpaid dividends and any other payments that may be due on the shares, before any distribution of assets may be made to holders of capital stock ranking junior to the Series 21 Preferred Stock. In the event that the amount available for payment of this liquidation preference is less than the full amount of the stated value of all shares of Series 21 Preferred Stock then outstanding, the assets to be distributed to the holders of the Series 21 Preferred Stock will be ratably distributed among such holders in accordance with the respective amounts that would be payable on such holder’s shares if the liquidation preference was paid in full.

Conversion

Optional Conversion

The Series 21 Preferred Stock shall be convertible at the option of the holders thereof at any time after issuance into the number of registered shares of common stock determined by dividing the aggregate stated value of the Series 21 Preferred Stock being converted by the conversion price then in effect. The initial conversion price is $             and is subject to adjustment as described below. No shares of Series 21 Preferred Stock shall be convertible by a holder to the extent such conversion would result in the holder and its affiliates beneficially owning more than 9.99% of our common stock then outstanding, or the Beneficial Ownership Limitation. The amount of beneficial ownership of a holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations of that section.

Conversion Procedures

If a holder’s interest is held in book-entry form through the Depositary, the holder must, in order to convert, (a) complete and manually sign the conversion notice attached as Annex A to this prospectus supplement, and deliver this irrevocable notice to Piper Jaffray & Co., if sent prior to the initial settlement date, or to the holder’s custodian bank, if sent subsequent to the initial settlement date, and (b) comply with the Depositary’s procedures for converting a security held in book-entry form. The Depository Trust Company initially will act as Depositary.

If a holder’s interest is in certificated form, a holder must do each of the following in order to convert:

•	complete and manually sign the conversion notice attached as Annex A to this prospectus supplement, and deliver this irrevocable notice to the conversion agent;

•	surrender the shares of Series 21 Preferred Stock to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay any stock transfer, documentary, stamp or similar taxes not payable by us; and

•	if required, pay funds equal to any declared and unpaid dividend payable on the next dividend payment date to which such holder is entitled.

The date on which a holder complies with the foregoing procedures is the “conversion date.”

The conversion agent for the Series 21 Preferred Stock is initially the transfer agent. A holder may obtain copies of the required form of the conversion notice from the conversion agent. The conversion agent will, on a holder’s behalf, convert the Series 21 Preferred Stock into shares of our common stock, in accordance with the terms of the notice delivered by us. A stock certificate or certificates representing the shares of common stock to be delivered in connection with the conversion, together with, if applicable, any payment of cash in lieu of fractional shares, will be delivered by us to the holder, or in the case of securities held in book-entry form, a book-entry transfer through the Depositary will be made by the conversion agent. Such delivery will be made as promptly as practicable, but in no event later than three Business Days following the conversion date.

The person or persons entitled to receive the shares of common stock issuable upon conversion of the Series 21 Preferred Stock will be treated as the record holder(s) of such shares as of the close of business on the applicable conversion date. On the conversion date, all rights with respect to the shares of Series 21 Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, except only the rights of holders thereof to receive the number of whole shares of common stock into which such shares of Series 21 Preferred Stock have been converted. Prior to the close of business on the applicable conversion date, the shares of common stock issuable upon conversion of the Series 21 Preferred Stock will not be deemed to be outstanding for any purpose and you will have no rights with respect to the common stock, including voting rights by virtue of holding the Series 21 Preferred Stock.

Automatic Conversion

On the first to occur of (i) the 30th day after the original issuance date of the Series 21 Preferred Stock, (ii) the date on which 5,000 or less shares of Series 21 Preferred Stock remain outstanding, or (iii) the adoption by our board of directors of a resolution that it intends to adopt an amendment to our articles of incorporation without shareholder approval to effect a reverse stock split with respect to our common stock in order to achieve compliance with the listing rules of The NASDAQ Capital Market or for other good faith business reasons (in each case, an Automatic Conversion Date), all outstanding shares of Series 21 Preferred Stock, except to the extent limited by the Beneficial Ownership Limitation, shall automatically convert into the number of registered shares of our common stock determined by dividing the aggregate stated value of the Series 21 Preferred Stock being converted by the conversion price then in effect. Notwithstanding the Beneficial Ownership Limitation, any shares of Series 21 Preferred Stock that were not converted into shares of our common stock on the Automatic Conversion Date shall automatically convert into shares of our common stock on the earlier of (i) the date on which the conversion of such shares of Series 21 Preferred Stock would no longer result in beneficial ownership of more than 9.99% of our common stock then outstanding by the particular holder and its affiliates and (ii) the 91st day after the original issuance date.

Conversion Price Adjustment

Stock Dividends and Stock Splits.     If we pay a stock dividend or otherwise make a distribution payable in shares of common stock on shares of common stock or any common stock equivalents, subdivide or combine our outstanding common stock, such as in a reverse stock split, or reclassify our common stock in such a way that we issue additional shares of our capital stock, the conversion price will be adjusted by multiplying the then-existing conversion price by a fraction, the numerator of which is the number of shares outstanding immediately before the distribution, dividend, adjustment or recapitalization and the denominator of which is the number of shares outstanding immediately after such action.

Rights Offerings.     If we issue rights, options or warrants to holders of common stock giving such holders a right to subscribe for or purchase shares of common stock at a price per share lower than the volume weighted average price of the common stock on the record date for such issuance and do not offer the same rights to the holders of the Series 21 Preferred Stock, the conversion price will be adjusted to reflect the rights offering by multiplying such conversion price by a fraction, the numerator of which is the number of shares outstanding before such record date plus the number of shares which the aggregate offering price (assuming full subscription) would purchase at the volume weighted average price of the common stock on such record date and the denominator of which is the number of shares of common stock outstanding on the record date plus the aggregate number of shares offered for subscription or purchase.

Pro Rata Distributions.     If we distribute (other than as a dividend) evidences of our indebtedness, assets (including cash or cash dividends), warrants or other rights to subscribe for our securities (other than common stock) to the holders of common stock, then the conversion price will be adjusted by multiplying the conversion price in effect immediately prior to the record date for such distribution by a fraction, the numerator of which is the volume weighted average price of the common stock on such record date minus the fair market value at such record date of the distributed evidence of indebtedness, asset, warrant or other right applicable to one share of common stock, such fair market value to be determined by the board of directors in good faith, and the denominator of which is the volume weighted average price of the common stock on such record date.

Fundamental Transaction.     If we effect a “fundamental transaction” (as defined below), then upon any future conversion of the Series 21 Preferred Stock, the holders will have the right to receive, for each share of common stock they would have received upon such conversion, the same kind and amount of securities, cash or property as such holder would have been entitled to receive in the fundamental transaction had it been the holder of a share of common stock immediately prior to the fundamental transaction. The term “fundamental transaction” means any of the following:

•	a merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity;

•

the sale of all or substantially all of our assets in one transaction or a series of related transactions (provided, however, that a “fundamental transaction” shall not include us entering into a license or other agreement that licenses any intellectual property to an unaffiliated and unrelated person so long as we and our subsidiaries continue to have bona fide, substantial and continuing business operations and activities after such license or other agreement is entered into);

•	any completed tender offer or exchange offer allowing holders of common stock to tender or exchange their shares for cash, property or securities, regardless of who makes such offer; or

•

any reclassification of common stock or any compulsory share exchange by which common stock is effectively converted into or exchanged for other securities, cash or property (but not a reverse stock split).

If the holders of common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, the holders of Series 21 Preferred Stock will be given the same choice on conversion of such holder’s shares.

Conversion Agent

The conversion agent for our Series 21 Preferred Stock is Computershare Trust Company, N.A.

Voting Rights

The Series 21 Preferred Stock shall have no voting rights, except to the extent expressly provided in our articles of incorporation or as otherwise required by law. However, so long as at least 20% of the aggregate number of originally issued shares of Series 21 Preferred Stock are outstanding, we cannot take any of the following actions without the affirmative consent of holders of a majority of the outstanding Series 21 Preferred Stock:

•

amend our articles of incorporation, bylaws or other charter documents in each case so as to materially, specifically and adversely affect the rights of any holder with respect to the Series 21 Preferred Stock;

•

repay, repurchase or offer to repay or repurchase or otherwise acquire any of our common stock, common stock equivalents or securities junior to the Series 21 Preferred Stock, except the repurchase of up to 5,750,000 shares of common stock in any 12-month period from employees, officers, directors, consultants or others performing services for us or any of our subsidiaries under agreements approved by a majority of our board of directors or pursuant to which we have the option to repurchase such shares at cost or at cost on the occurrence of certain events such as termination of employment;

•	authorize or create any class of senior preferred stock with respect to dividend rights or liquidation preference; or

•	enter into any agreement or understanding to take any of the actions listed above.

Miscellaneous

There are no restrictions on repurchase or redemption of the shares of Series 21 Preferred Stock while there is any arrearage in dividends or sinking fund installments.

Form and Book-Entry System

The shares of Series 21 Preferred Stock will initially be issued and maintained in the form of securities held in book-entry form. The Depository Trust Company, or DTC, or its nominee will be the sole registered holder of the shares of Series 21 Preferred Stock. Owners of beneficial interests in the shares of Series 21 Preferred Stock represented by the securities held in book-entry form through DTC will hold their securities pursuant to the procedures and practices of DTC. As a result, such securities will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such securities may not be exchanged for certificated securities, except in limited circumstances. Owners of securities held in book-entry form through DTC must exercise any rights in respect of such securities, including any right to convert or require repurchase of their shares of Series 21 Preferred Stock, in accordance with the procedures and practices of DTC. Owners of such securities will not be holders and will not be entitled to any rights provided to the holders of the shares of Series 21 Preferred Stock under the securities or the articles supplementary thereto. We and any of our agents may treat DTC as the sole holder and registered owner of the securities held in book-entry form.

Any holder of shares of the Series 21 Preferred Stock will have the right to request a certificate therefor and upon such request made in writing to the Transfer Agent and Registrar for the shares of Series 21 Preferred Stock, we will cause to be issued a duly executed certificate for such shares of Series 21 Preferred Stock registered in the name in which the shares of Series 21 Preferred Stock were held in book-entry form or such other name(s) as specified by the holder in writing. In addition, the shares of Series 21 Preferred Stock held in book-entry form through DTC will be exchangeable for certificated securities with the same terms if:

•

DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within ninety (90) days; or

•	we decide to discontinue use of the system of book-entry transfer through DTC.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC facilitates the settlement of transactions amongst participants through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

DESCRIPTION OF CAPITAL STOCK

This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our amended and restated articles of incorporation, as amended, which we refer to as our articles of incorporation, our second amended and restated bylaws, which we refer to as our bylaws, and all applicable provisions of Washington law.

General

We are authorized to issue 215,000,000 shares of common stock, no par value, and 333,333 shares of preferred stock, no par value. As of September 30, 2014, there were 150,135,446 shares of common stock outstanding (this amount does not reflect the approximately 9,000,000 shares of common stock converted pursuant to an asset purchase transaction involving tosedostat after September 30, 2014), warrants to purchase approximately 6,171,569 shares of common stock outstanding and no shares of preferred stock outstanding. In addition, as of September 30, 2014, 16,908,416 shares of common stock were reserved for issuance under our equity compensation plans, 36,639 shares of common stock were reserved for issuance under our employee stock purchase plan and 13 shares of common stock were reserved for issuance upon exercise of outstanding restricted share rights, as well as 15,014 shares of Series ZZ Junior Participating Cumulative Preferred Stock reserved for issuance pursuant to our shareholders’ rights plan. Upon the closing of this offering, we will have less than                 shares of common stock that are authorized and unissued; accordingly, we intend to submit a proposal for approval at our next shareholder meeting to increase the number of authorized shares of common stock.

Common Stock

Each holder of common stock is generally entitled to one vote for each share held on all matters to be voted upon by the shareholders and there are no cumulative voting rights. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably the dividends, if any, that are declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of Series 21 Preferred Stock, as well as any other series of preferred stock that we may designate in the future.

General Description of Preferred Stock

Our board of directors has the authority, without action by the shareholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of the common stock. It is not possible to state the actual effects of the issuance of any shares of preferred stock upon the rights of holders of the common stock until our board of directors determines the specific rights of the holders of the particular preferred stock. However, the effects could include, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control of the Company without further action by the shareholders.

Anti-Takeover Effects of Provisions of Washington Law, Our Articles of Incorporation and Bylaws and Our Rights Plan

Washington law contains certain provisions that may have the effect of delaying, deterring or preventing a change in control of the Company. Chapter 23B.19 of the Washington Business Corporation Act prohibits us, with certain exceptions, from engaging in certain significant business transactions with an “acquiring person” (defined generally as a person or group of persons who acquire 10% or more of our voting securities) for a period of five years following the acquiring person’s share acquisition date. The prohibited transactions include, among others, a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person, or any other receipt by the acquiring person of a disproportionate benefit as a shareholder. Exceptions to this statutory prohibition include approval of the transaction at a shareholders meeting by holders of not less than two-thirds of the outstanding shares entitled to vote on the transaction, not counting shares as to which the acquiring person has beneficial ownership or voting control, transactions approved by the board of directors prior to the acquiring person first becoming an acquiring person or a merger, share exchange, consolidation, liquidation, distribution or certain other significant business transactions entered into with the acquiring person where certain requirements regarding the fairness of the consideration to be received by the shareholders have been met. We may not exempt ourselves from coverage of this statute. These statutory provisions may have the effect of delaying, deterring or preventing a change in control of the Company.

On May 22, 2014, our shareholders voted to declassify our board of directors over the next two years, and, as such, our board of directors will be fully declassified following our 2016 annual meeting of shareholders. In connection with the board declassification, we amended our articles of incorporation and bylaws to remove a provision that had provided for directors to be removed only “for cause,” and as a result, a director may now be removed with or without cause. Our bylaws require a shareholder to provide notice to us of such shareholder’s intention to nominate a person or persons for election as directors not later than 90 days prior to the first anniversary of the previous year’s annual meeting or, in the case of an election to be held at a special meeting of the shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. A shareholder must also provide us with notice of such shareholder’s intent to make any proposal at an annual meeting of shareholders not later than 90 days prior to the first anniversary of the previous year’s annual meeting of shareholders. These provisions may have the effect of deterring hostile takeovers or delaying a change in control of our management.

Under our rights plan with Computershare Trust Company, N.A., as rights agent, dated as of December 28, 2009 and amended on August 31 and December 3, 2012, preferred stock purchase rights are attached to, and trade with, all of the shares of common stock outstanding as of, and issued subsequent to, the record date (as defined in the rights plan). Each right, if and when it becomes exercisable, will entitle the holder to purchase one ten-thousandth of a share of Series ZZ Junior Participating Cumulative Preferred Stock for $8.00, subject to standard adjustment in the rights plan. Upon the acquisition of 20% or more of our common stock by a person or group, subject to certain exceptions (such acquisition referred to herein as a 20% acquisition), the rights will become exercisable for our preferred stock, except for those rights held by such 20% acquirer, which will become null and void. Upon a 20% acquisition, the holder of an exercisable right will be entitled to receive, upon exercise, in lieu of preferred stock, that number of shares of common stock, or in certain circumstances, including if there are insufficient shares of common stock to permit the exercise in full of the rights, preferred stock, other securities, cash, property or a reduction in the exercise price of the rights, or any combination of the foregoing, having a market value of two times the exercise price of the right.

If we are acquired in a merger, consolidation or certain other business combination transactions after a 20% acquisition, each holder of an exercisable right would then have the right to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the exercise price of the right.

Our board of directors may redeem the rights for $0.0001 per right or amend the rights plan at any time prior to a 20% acquisition or the expiration of the rights plan. The rights plan will expire on December 3, 2015, unless the rights are previously redeemed or exchanged by us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our shares of common stock trade on The NASDAQ Capital Market and the MTA in Italy under the symbol “CTIC.”

UNDERWRITING

We are offering the shares of Series 21 Preferred Stock described in this prospectus supplement through Piper Jaffray & Co., as the sole book-running manager of this offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, the number of shares of common stock shown opposite each underwriter’s name below.

UNDERWRITERS	NUMBER OF SHARES OF SERIES 21 PREFERRED STOCK
Piper Jaffray & Co.

Total

The underwriters are committed to purchase all the shares of common stock offered by us if they purchase any shares, other than those shares covered by the option to purchase additional shares of our common stock described below.

The underwriters have advised us that they propose to offer the shares of Series 21 Preferred Stock directly to the public at the public offering prices set forth on the cover page of this prospectus supplement and to certain dealers at the same prices less a concession not in excess of $         per share of common stock. After the offering, these figures may be changed by the underwriters.

The underwriters have advised us that they currently intend to make a market in the common stock. However, the underwriters are not obligated to do so and may discontinue market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the common stock.

The underwriting fee per share of Series 21 Preferred Stock is equal to the public offering price per share of Series 21 Preferred Stock, less the amount paid by the underwriters to us per share of Series 21 Preferred Stock. The following table shows the per share underwriting discounts and commissions and the total underwriting discounts and commissions to be paid to the underwriters in connection with this offering.

	PER SHARE OF SERIES 21 PREFERRED STOCK(1)	TOTAL
Public offering price	$	$
Underwriting discounts and commissions paid by us	$	$
Proceeds to us, before expenses	$	$

(1)	Excludes shares of common stock issuable upon conversion of the Series 21 Preferred Stock offered hereby.

We estimate that the total fees and expenses payable by us, excluding underwriting discounts and commissions, will be approximately $0.5 million. Pursuant to the terms of the underwriting agreement, we have also agreed to reimburse the underwriters for expenses, including reasonable fees and disbursements of counsel, relating to this offering of up to $20,000, which amount is included in the above total and shall not be increased without our prior written consent.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

We and each of our directors and executive officers have agreed, subject to specified exceptions, not to directly or indirectly:

•

sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, lend, or establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act with respect to, any preferred stock, common stock, options or warrants to acquire common stock, or securities exchangeable or exercisable for or convertible into common stock;

•	otherwise dispose of any such securities; or

•	publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement without the prior written consent of Piper Jaffray & Co.

The lock-up agreements do not prohibit us from issuing shares upon the exercise or conversion of securities outstanding on the date of this prospectus supplement. The lock-up provisions do not prevent us from selling shares to the underwriters pursuant to the underwriting agreement, or prevent us from granting common stock or options to acquire securities under our existing equity compensation plans or issuing shares upon the exercise or conversion of securities outstanding on the date of this prospectus supplement.

This restriction terminates after the close of trading of our common stock on and including the 90th day after the date of this prospectus supplement. However, subject to certain exceptions, in the event that prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, then in either case the expiration of the 90-day restricted period will be extended until the expiration of the 18-day period beginning on the date of the issuance of an earnings release or the occurrence of the material news or event, as applicable, unless Piper Jaffray & Co. waives, in writing, such an extension.

Piper Jaffray & Co. may, in its sole discretion and at any time or from time to time before the termination of the 90-day period, without public notice, waive any of the above restrictions.

Our common stock is quoted on The NASDAQ Capital Market and on the Mercato Telematico Azionario stock market, or the MTA, in Italy under the symbol “CTIC.”

This prospectus supplement in electronic format may be made available on websites maintained by the underwriters, and the underwriters may distribute the prospectus supplement electronically.

NOTICE TO INVESTORS

Australia

This prospectus supplement and the accompanying prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement and the accompanying prospectus in Australia:

You confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or

•	“professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this prospectus supplement and the accompanying prospectus is void and incapable of acceptance.

You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement and the accompanying prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive, or each, a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, no offer of any securities which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus has been or will be made to the public in that Relevant Member State other than any offer where a prospectus has been or will be published in relation to such securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the relevant competent authority in that Relevant Member State in accordance with the Prospectus Directive, except that with effect from and including the Relevant Implementation Date, an offer of such securities may be made to the public in that Relevant Member State:

(a)	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative of the underwriters for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

This prospectus supplement and the accompanying prospectus have not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement and the accompanying prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the accompanying prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Italy

The offering of the securities pursuant to this prospectus supplement and the accompanying prospectus has not been registered with or cleared by CONSOB pursuant to the Prospectus Directive and Italian securities laws and regulations and no prospectus has been or will be distributed in the Republic of Italy, or Italy. Accordingly, the securities have not been and will not be offered, sold or distributed, directly or indirectly, in Italy in an offer to the public of financial products under the meaning of Article 1, paragraph 1, letter t) of Legislative Decree No. 58 of February 24, 1998 as amended, or the Financial Services Act, and copies of this prospectus supplement, the accompanying prospectus or any other document relating to the offering of the securities may not and will not be distributed in Italy unless an exception applies. Therefore, the securities may only be offered, sold or delivered within the territory of Italy:

(a)	to qualified investors (investitori qualificati), as defined in Article 34-ter, par. 1, b) of CONSOB Regulation No. 11971 of May 14, 1999, as amended, or the Issuers Regulation; or

(b)	in any other circumstances where an express exemption from compliance with the restrictions on offers to the public applies, including, without limitation, as provided under Article 100 of the Financial Services Act and Article 34-ter of the Issuers Regulation.

In addition, and subject to the foregoing, any offer, sale or delivery of the securities in Italy or distribution of this prospectus supplement, the accompanying prospectus or any document relating to the offering in Italy under (a) and (b) above must be carried out:

(i)	by investment firms, banks or financial intermediaries authorized to carry out such activities in Italy in accordance with the Financial Services Act, the Issuers Regulation, CONSOB Regulation No. 16190 of October 29, 2007 and Legislative Decree No. 385 of September 1st, 1993, or the Banking Law, all as amended; and

(ii)	in compliance with any other applicable laws and regulations, including any conditions, limitations or requirements that may be, from time to time, imposed by the relevant Italian authorities concerning, including, securities, tax matters and exchange controls.

Any investor purchasing securities in this offering is exclusively responsible for ensuring that any offer or resale of the securities it purchased in this offering occurs in compliance with applicable laws and regulations. No person resident or located in Italy other than the original addressees of this document may rely on this document or its contents.

Article 100-bis of the Financial Services Act affects the transferability of the securities in Italy to the extent that any placing of the securities is made solely with qualified investors and such securities are then systematically resold to non-qualified investors on the secondary market at any time in the 12 months following such placing. Should this occur without the publication of a prospectus in conformity with the Prospectus Directive, and outside of the application of one of the exemptions referred to above, purchasers of the securities who are acting outside of the course of their business or profession shall be entitled, under certain conditions, to have such purchase declared void and to claim damages from any authorized intermediary at whose premises the securities were purchased.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person as defined under Section 275(2), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Offer Shares under Section 275 of the SFA except:

(i)	to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA;

(ii)	where no consideration is given for the transfer; or

(iii)	where the transfer is by operation of law.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated (each such person being referred to as a “relevant person”).

This prospectus supplement and the accompanying prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

All purchasers of shares of Series 21 Preferred Stock in this offering are advised to consult their own tax advisors regarding the federal, state, local and foreign tax consequences of the purchase, ownership or conversion, as the case may be, and disposition of the shares of Series 21 Preferred Stock and the ownership and disposition of shares of common stock issuable upon conversion of the Series 21 Preferred Stock in their particular situations.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by O’Melveny & Myers LLP of San Francisco, California. Certain legal matters relating to Washington law will be passed upon for us by Karr Tuttle Campbell of Seattle, Washington. Certain legal matters relating to Italian law will be passed upon for us by Legance Studio Legale Associato of Milan, Italy. Covington & Burling LLP, New York, New York is counsel for the underwriters in connection with this offering.

EXPERTS

Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2011, 2012 and 2013, and for each of the years ended December 31, 2011, 2012 and 2013, included in our Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of our internal control over financial reporting as of December 31, 2013 as set forth in its report, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Annex A

Instructions and Form of Notice of Conversion

Instructions:

1.	Prior to the initial settlement date, you must send a properly completed notice of conversion in the form attached hereto to Piper Jaffray & Co., by email to christie.l.christina@pjc.com and connor.n.anderson@pjc.com.

2.	Subsequent to the initial settlement date, you must send a properly completed notice of conversion in the form attached hereto to your custodian bank.

Conversion Agent Contact Info

Computershare Trust Company, N.A.

Corporate Actions Department

250 Royall Street, Canton, MA 02021

1-800-546-5141

www.computershare.com

S-A-1

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE HOLDER IN ORDER TO CONVERT SHARES OF SERIES 21 PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series 21 Preferred Stock, no par value per share (the “Preferred Stock”), of CTI BioPharma Corp., a Washington corporation (the “Corporation”), indicated below into shares of common stock, no par value per share (the “Common Stock”), of the Corporation, according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be reasonably required by the Corporation. No fee will be charged to the Holders for any conversion of Preferred Stock, except for any such transfer taxes.

Investor Account Name:

Investor Contact Name:

Account Number (if delivered prior to settlement date, to be completed by PJC):

Date to Effect Conversion:

Number of shares of Preferred Stock owned before Conversion:

Number of shares of Preferred Stock to be Converted: CUSIP 12648L 304

Stated Value of shares of Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued: CUSIP 12648L 106

Applicable Conversion Price: Fixed conversion price: $ per share

DWAC Instructions (required only if delivered subsequent to the settlement date):

CTI BioPharma Corp. COY ID: CTI

PREFERRED Conversion CUSIP 12648L 304

Computershare DTCC no: 7807

COMMON Shares CUSIP 12648L 106

Broker/DTCC no:

Broker Contact Name and Phone Number:

By:
Name:
Title:

S-A-2

PROSPECTUS

CELL THERAPEUTICS, INC.

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

From time to time, we may offer and sell in one or more offerings:

•	shares of our common stock;

•	shares of our preferred stock;

•	debt securities;

•	warrants to purchase common stock, preferred stock and/or debt securities;

•	rights to purchase common stock, preferred stock and/or debt securities; and

•	units consisting of two or more of these classes or series of securities.

We may sell any combination of these securities in one or more offerings, up to an aggregate offering price of $150,000,000, in amounts, at prices and on terms to be determined at the time of each offering thereof. Each time we offer securities using this prospectus, we will provide specific terms of the securities and the offering in one or more supplements to this prospectus. The prospectus supplements may also add to, update or change the information in this prospectus and will also describe the specific manner in which we will offer the securities. The securities may be offered and sold by us to or through one or more underwriters, broker-dealers or agents, or directly to purchasers on a continuous or delayed basis. See “Plan of Distribution.”

This prospectus may not be used by us to sell securities unless accompanied by a prospectus supplement. You should carefully read this prospectus and any accompanying prospectus supplement, including the information incorporated by reference, prior to investing in any of our securities.

Our common stock is quoted on The NASDAQ Capital Market and on the Mercato Telematico Azionario, or the MTA, stock market in Italy under the symbol “CTIC.” On August 1, 2012, the last reported sale price of our common stock on The NASDAQ Capital Market was $0.49 per share. We do not expect our preferred stock, debt securities, warrants, rights or units to be listed on any securities exchange or over-the-counter market unless otherwise described in the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. See the “Risk Factors” section on page 4 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 29, 2012

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under the shelf registration process, we may, from time to time, sell common stock, preferred stock, debt securities, warrants, rights, units or any combination of these securities in one or more offerings, for a total maximum offering price not to exceed $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. Any prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. Any prospectus supplement may also add to, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus, on the other hand, you should rely on the information in the prospectus supplement.

You should read this prospectus, any prospectus supplement, any documents that we incorporate by reference in this prospectus and in any prospectus supplement, and the additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any prospectus supplement or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, the terms “CTI,” “Company,” “registrant,” “we,” “us,” “our” and similar terms refer to Cell Therapeutics, Inc., a Washington corporation, and its subsidiaries, unless the context otherwise requires. “CTI” “OPAXIO” and “Pixuvri” are our proprietary marks. All other product names, trademarks and trade names referred to in this prospectus, as supplemented from time to time, are the property of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available to the public free of charge at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.celltherapeutics.com. You may also read and copy any document we file with the SEC, including the registration statement on Form S-3 and the exhibits thereto, at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330.

This prospectus omits some information contained in the registration statement of which this prospectus forms a part in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules) until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on March 8, 2012;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2012 and June 30, 2012, filed with the SEC on April 20, 2012 and August 2, 2012, respectively;

•	our Proxy Statement on Schedule 14A filed with the SEC on July 27, 2012;

•

our Current Reports on Form 8-K filed with the SEC on January 3, 2012 (Item 8.01 only), January 12, 2012, January 30, 2012 (Item 8.01 only), February 2, 2012, February 15, 2012 (Item 1.01 only), February 17, 2012 (Item 8.01 only), April 24, 2012 (Items 1.01 and 3.02 only), May 14, 2012 (Item 8.01 only), May 31, 2012 (other than Items 7.01 and 9.01), June 5, 2012 (other than Items 7.01 and 9.01), June 20, 2012, June 22, 2012, June 29, 2012 (Item 3.01 only), July 13, 2012, July 27, 2012 and August 1, 2012 (other than Items 7.01 and 9.01); and

•	the description of our capital stock contained in our Registration Statement on Form 10 filed with the SEC on June 27, 1996, as amended.

Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and later information filed with the SEC may update and supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

We will provide without charge to each person, including any beneficial owners, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address:

Cell Therapeutics, Inc.

3101 Western Avenue, Suite 600

Seattle, Washington 98121

(206) 282-7100

Attention: Investor Relations

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any documents we incorporate by reference herein or therein may contain “forward-looking statements” within the meaning of the U.S. federal securities laws. All statements other than statements of historical fact are forward-looking statements, including, without limitation:

•	any statements regarding future operations, plans, regulatory filings or approvals;

•

any statements regarding the performance, or likely performance, or outcomes or economic benefit of any licensing or other agreement, including any agreement with Novartis International Pharmaceutical Ltd. or its affiliates, or Chroma Therapeutics Ltd. or its affiliates, including whether or not such partner will elect to participate, terminate or otherwise make elections under any such agreement or whether any regulatory authorizations required to enable such agreement will be obtained;

•	any projections of cash resources, revenues, operating expenses or other financial terms;

•	any statements of the plans and objectives of management for future operations or programs;

•	any statements concerning proposed new products or services;

•	any statements on plans regarding proposed or potential clinical trials or new drug filing strategies or timelines;

•	any statements regarding compliance with the listing standards of The NASDAQ Stock Market, or NASDAQ;

•	any statements regarding pending or future mergers or acquisitions; and

•	any statements regarding future economic conditions or performance, and any statement of assumptions underlying any of the foregoing.

In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should” or “will” or the negative thereof, variations thereof and similar expressions. Such statements are based on management’s current expectations and are subject to risks and uncertainties which may cause actual results to differ materially from those set forth in the forward-looking statements. There can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. We urge you to carefully review the disclosures we make concerning risks and other factors that may affect our business and operating results, including those made in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 and in “Part II—Item 1A. Risk Factors” in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012, as such risk factors may be updated in subsequent SEC filings, as well as our other reports filed with the SEC and in any prospectus supplement. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus or any prospectus supplement. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this prospectus or any prospectus supplement or to reflect the occurrence of unanticipated events, unless required by law to do so.

INFORMATION ABOUT THE COMPANY

We develop, acquire and commercialize novel treatments for cancer. Our goal is to build a leading biopharmaceutical company with a diversified portfolio of proprietary oncology drugs. Our development, acquisition and in-licensing activities concentrate on identifying and developing new, less toxic and more effective ways to treat cancer. Our operations are primarily conducted in the United States. We are currently focusing our efforts on the European launch of Pixuvri™ (pixantrone dimaleate), or Pixuvri, an ongoing Phase III trial of Pixuvri and the development of pacritinib and tosedostat. We continue to work on OPAXIO™ (paclitaxel poliglumex), or OPAXIO, and brostallicin through a cooperative group and investigator initiated studies. We also continue to evaluate additional novel clinical stage compounds to expand our hematologic cancer product pipeline. We are interested in compounds or products that are complementary to our existing pipeline.

We were incorporated in the State of Washington in 1991. Our shares of common stock trade on The NASDAQ Capital Market and the MTA in Italy under the symbol “CTIC.” Our principal executive offices are located at 3101 Western Avenue, Suite 600, Seattle, Washington 98121, and our phone number is (206) 282-7100. Our website is located at www.celltherapeutics.com; however, the information in, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS

You should carefully consider the risks under the heading “Risk Factors” beginning on page 21 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 8, 2012, and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2012 and June 30, 2012, filed with the SEC on April 20, 2012 and August 2, 2012, respectively, which information is incorporated by reference in this prospectus, and the additional risks and other information in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein before deciding to invest in our securities. If any of the identified risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects and the trading price of our securities. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects and the trading price of our securities.

RATIO OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated:

	Six months ended June 30,	Year ended December 31,
	2012	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges(1)	—	—	—	—	—	—
Ratio of earnings to combined fixed charges and preferred stock dividends(1)	—	—	—	—	—	—

(1)	Earnings were not sufficient to cover combined fixed charges and preferred stock dividends. Earnings consist of income (loss) before provision for income taxes plus fixed charges. Fixed charges consist of interest charges and that portion of rental payments under operating leases we believe to be representative of interest. Earnings for the six months ended June 30, 2012, and for the years ended December 31, 2011, 2010, 2009, 2008 and 2007, were insufficient to cover fixed charges, and fixed charges and preferred stock dividends, by $76.0, $121.1, $147.6, $116.8, $202.9 and $148.3 (in millions), respectively. For this reason, no ratios are provided for these periods.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any of our securities for general corporate purposes, unless we state otherwise in a prospectus supplement. We may temporarily invest funds that we do not immediately use in short- and medium-term marketable securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not currently anticipate declaring or paying cash dividends on our common stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance operations. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and other factors that our board of directors may deem relevant.

DESCRIPTION OF CAPITAL STOCK

This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our amended and restated articles of incorporation, as amended, which we refer to as our articles of incorporation, our second amended and restated bylaws, which we refer to as our bylaws, and all applicable provisions of Washington law. Our articles of incorporation and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The particular terms of any offering of our securities will be described in a prospectus supplement relating to such offering.

General

We are authorized to issue 383,333,333 shares of common stock, no par value, and 1,666,666 shares of preferred stock, no par value. In our proxy statement for the 2012 annual meeting of our shareholders, we have included a proposal to increase the total number of authorized shares from 384,999,999 to 751,666,666 and the total number of authorized shares of common stock from 383,333,333 to 750,000,000 shares. As of July 31, 2012, there were 283,408,995 shares of common stock outstanding, warrants to purchase approximately 65,230,425 shares of common stock outstanding and no shares of preferred stock outstanding. In addition, as of July 31, 2012, 4,557,049 shares of common stock were reserved for issuance under our equity compensation plans, 217,818 shares of common stock were reserved for issuance under our employee stock purchase plan and 65 shares of common stock were reserved for issuance upon exercise of outstanding restricted share rights.

On April 15, 2007, we effected a one-for-four reverse stock split of our common stock, on August 31, 2008, we effected a one-for-ten reverse stock split of our common stock and on May 15, 2011, we effected a one-for-six reverse stock split of our common stock.

On June 29, 2012, we received a notice from NASDAQ stating that, based on the closing bid price of our common stock for the thirty (30) consecutive business days preceding such date, we no longer met the minimum $1.00 per share requirement for continued listing on The NASDAQ Capital Market. In accordance with NASDAQ Listing Rule 5810(c)(3)(A), we were provided a grace period of one hundred eighty (180) calendar days, or until December 26, 2012, to regain compliance. We may achieve compliance during the 180-day period if the closing bid price of our common stock is at least $1.00 per share for a minimum of ten (10) consecutive trading days before December 26, 2012. We may be eligible for an additional grace period if we meet the initial listing standards, with the exception of bid price, for The NASDAQ Capital Market. If we meet the initial listing criteria, with the exception of bid price, we may be granted an additional 180 calendar day compliance period.

As of August 2, 2012, the closing bid price of our common stock for the last thirty (30) days has been below $1.00 per share. If we are unable to attain compliance with the minimum bid price requirement, whether by effectuating a reverse stock split of our common stock or otherwise, our common stock may be delisted from The NASDAQ Capital Market. To address our non-compliance with the minimum bid price requirement, our board of directors may determine in its discretion that we should complete a reverse stock split, which may be implemented prior to December 26, 2012, or the Reverse Stock Split. If our board of directors approves the Reverse Stock Split, then all of the outstanding and authorized shares of the Company’s common stock immediately prior to the effective date of the Reverse Stock Split, or the Effective Date, will be reduced in proportion to the ratio of the Reverse Stock Split. In such event, proportionate adjustments would also be made to our outstanding equity awards, as well as the number of shares of our common stock available for award grants under our 2007 Equity Incentive Plan, as amended and restated. There can be no assurance that the Reverse Stock Split will have the intended effect or that any increase in the trading price of our common stock will be proportional to the decrease in the number of outstanding shares.

We currently expect that if the Reverse Stock Split is implemented, it will have a ratio of between one-for-three and one-for-five. However, our board of directors may approve the Reverse Stock Split with a ratio above or below that range. If we implement a one-for-three Reverse Stock Split, then on the Effective Date, each shareholder will receive one new share of our common stock in exchange for every three shares of our common stock such shareholder holds. If we implement a one-for-four Reverse Stock Split, then on the Effective Date, each shareholder will receive one new share of our common stock in exchange for every four shares of our common stock such shareholder holds. If we implement a one-for-five Reverse Stock Split, then on the Effective Date, each shareholder will receive one new share of our common stock in exchange for every five shares of our common stock such shareholder holds. The Reverse Stock Split would affect all outstanding and authorized shares of our common stock as well as the number of shares of common stock underlying stock options and other exercisable or convertible instruments outstanding on the Effective Date.

Common Stock

Each holder of common stock is generally entitled to one vote for each share held on all matters to be voted upon by the shareholders and there are no cumulative voting rights. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably the dividends, if any, that are declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

General Description of Preferred Stock

Our board of directors has the authority, without action by the shareholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of the common stock. The prospectus supplement relating to the series of preferred stock offered by that supplement will describe the specific terms of those securities. It is not possible to state the actual effects of the issuance of any shares of preferred stock upon the rights of holders of the common stock until our board of directors determines the specific rights of the holders of such preferred stock. However, the effects could include, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control of the Company without further action by the shareholders.

Anti-Takeover Effects of Provisions of Washington Law, Our Articles of Incorporation and Bylaws and Our Rights Plan

Washington law contains certain provisions that may have the effect of delaying, deterring or preventing a change in control of the Company. Chapter 23B.19 of the Washington Business Corporation Act prohibits us, with certain exceptions, from engaging in certain significant business transactions with an “acquiring person”

(defined generally as a person or group of persons who acquire 10% or more of our voting securities) for a period of five years following the acquiring person’s share acquisition date. The prohibited transactions include, among others, a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person, or any other receipt by the acquiring person of a disproportionate benefit as a shareholder. Exceptions to this statutory prohibition include approval of the transaction at a shareholders meeting by holders of not less than two-thirds of the outstanding shares entitled to vote on the transaction, not counting shares as to which the acquiring person has beneficial ownership or voting control, transactions approved by our board of directors prior to the acquiring person first becoming an acquiring person or a merger, share exchange, consolidation, liquidation, distribution or certain other significant business transactions entered into with the acquiring person where certain requirements regarding the fairness of the consideration to be received by the shareholders have been met. We may not exempt ourselves from coverage of this statute. These statutory provisions may have the effect of delaying, deterring or preventing a change in control of the Company.

Our board of directors is divided into three approximately equal classes of directors serving staggered three-year terms. In addition, our articles of incorporation provide that directors may be removed from office only at a meeting of the shareholders called expressly for that purpose and only for “cause.” Our articles of incorporation limit “cause” to willful misfeasance having a material adverse effect on us or conviction of a felony, provided that any action by a director shall not constitute “cause” if, in good faith, the director believed the action to be in, or not opposed to, our best interests or if the director is entitled to be indemnified with respect to such action under applicable law, our articles of incorporation or bylaws or a contract with us. Further, our bylaws require a shareholder to provide notice to us of such shareholder’s intention to nominate a person or persons for election as directors not later than 90 days prior to the first anniversary of the previous year’s annual meeting or, in the case of an election to be held at a special meeting of the shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. A shareholder must also provide us with notice of such shareholder’s intent to make any proposal at an annual meeting of shareholders not later than 90 days prior to the first anniversary of the previous year’s annual meeting of shareholders. These provisions may have the effect of deterring hostile takeovers or delaying a change in control of our management.

On December 28, 2009, we entered into our rights plan with Computershare Trust Company, N.A., as rights agent. In connection with our rights plan, one preferred stock purchase right was distributed for each common share held as of the close of business on January 7, 2010. Initially, the rights are not exercisable and are attached to, and trade with, all of the shares of our common stock outstanding as of, and issued subsequent to, the record date (as defined in the rights plan). As adjusted in connection with our one-for-six reverse stock split effected on May 15, 2011, each right, if and when it becomes exercisable, will entitle the holder to purchase six ten-thousandths of a share of a new series of junior participating cumulative preferred stock for $36.00, subject to standard adjustment in the rights plan. Upon the acquisition of 20% or more of our common stock by a person or group, subject to certain exceptions (such acquisition referred to herein as a 20% acquisition), the rights will become exercisable for our preferred stock, except for those rights held by such 20% acquirer, which will become null and void. Upon a 20% acquisition, the holder of an exercisable right will be entitled to receive, upon exercise, in lieu of preferred stock, that number of shares of our common stock, or in certain circumstances, including if there are insufficient shares of our common stock to permit the exercise in full of the rights, preferred stock, other securities, cash, property or a reduction in the exercise price of the rights, or any combination of the foregoing, having a market value of two times the exercise price of the right.

If we are acquired in a merger, consolidation or certain other business combination transactions after a 20% acquisition, each holder of an exercisable right would then have the right to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the exercise price of the right.

Our board of directors may redeem the rights for $0.0006 per right or amend the rights plan at any time prior to a 20% acquisition or the expiration of the rights plan. The rights plan will expire on January 7, 2013, unless previously redeemed or exchanged by the Company.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our shares of common stock trade on The NASDAQ Capital Market and the MTA in Italy under the symbol “CTIC.”

DESCRIPTION OF DEBT SECURITIES

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. We will issue the senior notes under the senior indenture which we will enter into with one or more trustees. We will issue the subordinated notes under the subordinated indenture which we will enter into with one or more trustees. We have filed forms of these documents as exhibits to the registration statement of which this prospectus forms a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of the material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including, to the extent applicable:

•	the title;

•	the principal amount being offered and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depository will be;

•	the maturity date;

•	the principal amount due at maturity and whether the debt securities will be issued with any original issue discount;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for U.S. federal income tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether or not the debt securities will be senior or subordinated, and the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with shareholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplements the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the form initially filed as exhibits to the registration statement of which this prospectus forms a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible into our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indentures

Unless otherwise specified in the applicable prospectus supplement, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been validly extended;

•	if we fail to pay the principal, or premium, if any, or to make payment required by any sinking fund or analogous fund when due and payable and the time for payment has not been validly extended;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by notice to us in writing (and to the debenture trustee if notice is given by such holders), declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

•	A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee, to institute the proceeding as trustee; and

•

the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may modify an indenture without the consent of any holders with respect to specific matters, including, without limitation:

•	to fix any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•	to evidence and provide for the acceptance of appointment under the indenture by a successor trustee;

•	to provide for uncertificated debt securities in addition to or in place of certificated securities and to make all appropriate changes for such purpose;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authentication and delivery of debt securities of any series;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series authorized pursuant to the indentures, to establish the form of any certifications required to be furnished pursuant to the indentures or any series or to add to the rights of the holders of any series of debt securities;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not adversely affect the rights of any holder of debt securities of any series in any material respect;

In addition, under the indentures, the rights of holders of debt securities of any series may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities the holders of which are required to consent to any supplemental indenture.

Discharge

The indentures provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for certain obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace mutilated, destroyed, lost or stolen debt securities of the series;

•	maintain paying agencies;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations, or a combination of both, sufficient to pay all of the principal, premium, if any, and interest on the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depository named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplements, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will not impose a service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges applicable to or associated with such registration of transfer or exchange.

We will name in the applicable prospectus supplements the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make certain payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the debenture trustee in the city of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the form initially filed as exhibits to the registration statement of which this prospectus forms a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt. Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

DESCRIPTION OF WARRANTS

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase our common stock, preferred stock and/or debt securities in one or more series. Warrants may be offered independently or together with our common stock, preferred stock, debt securities and/or rights offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We will issue the warrants directly or under a warrant agreement which we will enter into with a warrant agent to be selected by us. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell pursuant to this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplements the terms relating to a series of warrants.

If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•

the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants begins and the date on which such right expires;

•	the number of warrants outstanding, if any;

•	a discussion of any material U.S. federal income tax considerations applicable to the warrants;

•	the terms, if any, on which we may accelerate the date by which the warrants must be exercised;

•	whether the warrants are issued pursuant to a warrant agreement with a warrant agent or issued directly by us; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

If warrants for the purchase of our common stock or preferred stock are offered, the prospectus supplements will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•

the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

•	the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

•	the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock;

•

the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which such common stock or preferred stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	the number of warrants outstanding, if any;

•	a discussion of any material U.S. federal income tax considerations applicable to the warrants;

•	the terms, if any, on which we may accelerate the date by which the warrants must be exercised;

•	whether the warrants are issued pursuant to a warrant agreement with a warrant agent or issued directly by us; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of common stock or preferred stock will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “—Warrant Adjustments” below.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplements. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to us or to the warrant agent the payment required by the applicable prospectus supplements to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to us or to the warrant agent within five business days of receipt of payment of the exercise price.

If the holder complies with the procedures described above, the warrants will be considered to have been exercised when we receive or the warrant agent receives, as applicable, payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After the holder has completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to such holder the debt securities, common stock or preferred stock that such holder purchased upon exercise. If the holder exercises fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to such holder for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure, correct or supplement a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplements state otherwise, the exercise price of, and the number of securities covered by, a common stock warrant or preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable.

In addition, unless the prospectus supplements state otherwise, if we, without payment therefor:

•

issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

•

pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

•

issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;

then the holders of common stock warrants and preferred stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a common stock warrant or preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants and preferred stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF RIGHTS

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the rights that we may offer under this prospectus, which consist of rights to purchase our common stock, preferred stock and/or debt securities in one or more series. Rights may be offered independently or together with our common stock, preferred stock, debt securities and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future rights we may offer pursuant to this prospectus, we will describe the particular terms of any rights that we may offer in more detail in the applicable prospectus supplements. The terms of any rights we offer under a prospectus supplement may differ from the terms we describe below.

The applicable prospectus supplements relating to any rights that we offer will include specific terms of any offering of rights for which this prospectus is being delivered, including the following, to the extent applicable:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the price, if any, per right;

•	the exercise price payable for each share of common stock, share of preferred stock or debt security upon the exercise of the rights;

•	the number of rights issued or to be issued to each holder;

•	the number and terms of the shares of common stock, shares of preferred stock or debt securities that may be purchased per each right;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the respective dates on which the holder’s ability to exercise the rights will commence and will expire;

•	the number of rights outstanding, if any;

•	a discussion of any material U.S. federal income tax considerations applicable to the rights;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

The description in the applicable prospectus supplements of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agreement and/or rights certificate, which will be filed with the SEC in connection therewith.

DESCRIPTION OF UNITS

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus, which may consist of one or more shares of common stock, shares of preferred stock, debt securities, warrants, rights or any combination of such securities. While the terms we have summarized below will generally apply to any future units we may offer pursuant to this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplements. The terms of any units we offer under a prospectus supplement may differ from the terms we describe below.

The applicable prospectus supplements relating to any units that we offer will include specific terms of any offering of units for which this prospectus is being delivered, including the following, to the extent applicable:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	a discussion of any material U.S. federal income tax considerations applicable to the units; and

•	how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

The description in the applicable prospectus supplements of any units that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC in connection therewith.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements from time to time in one or more transactions:

•	to or through one or more underwriters or dealers;

•	to investors directly;

•	through agents; or

•	through any combination of these methods of sale.

Our securities may be offered and sold from time to time in one or more transaction at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

Any of the prices at which we sell securities may be at a discount to market prices. Broker-dealers may also receive from us, as applicable, or the purchasers of the securities compensation that is not expected to exceed that customary in the types of transactions involved.

Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, including:

•	any over-allotment options under which underwriters, if any, may purchase additional securities;

•	the name or names of any underwriters or agents with whom we have entered into an arrangement with respect to the sale of such securities;

•	the public offering or purchase price of such securities;

•	any underwriting discounts or commissions or agency fees or other items constituting underwriter or agent compensation;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges or markets on which the securities may be listed; and

•	the net proceeds we will receive from such sale.

Underwritten Offerings

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The applicable prospectus supplement will name any underwriter involved in a sale of securities. Such securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe any such underwriters in the applicable prospectus supplement, naming the underwriter and the nature of any such relationship.

Direct Sales and Sales through Agents

We may sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, with respect to any sale of those securities. We also may, from time to time, authorize dealers or agents to offer and sell these securities, upon such terms and conditions as may be set forth in the applicable prospectus supplement, if applicable. In order to comply with the securities laws of certain states, if applicable, the securities offered will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. This prospectus, one or more prospectus supplements, and the registration statement of which this prospectus forms a part may be used in conjunction with one or more other registration statements to the extent permitted by the Securities Act and the rules and regulations promulgated thereunder.

Rights Offerings

We also may sell directly to investors through subscription rights distributed to our shareholders on a pro rata basis. In connection with any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may sell the unsubscribed shares of our securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

We may also sell securities in one or more of the following transactions:

•

block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for securities; and

•	sales in other ways not involving a market maker or established trading markets, including direct sales to purchasers.

We may also enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

Any dealers or agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act, and in such event, any discounts or commissions received by them and any profit realized by them on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Indemnification

Underwriters, dealers and agents and remarketing firms may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make.

Stabilization

In connection with any offering of the securities hereby, certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that it can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by an underwriter and, if they are undertaken, may be discontinued at any time.

Under applicable rules and regulations under the Exchange Act, under certain circumstances a person engaged in the distribution of the securities offered under this prospectus and the accompanying prospectus supplement may not simultaneously engage in market making activities with respect to our securities for a specified period prior to the commencement of such distribution.

Passive Market-Making on NASDAQ

Any underwriters who are qualified market makers on The NASDAQ Capital Market may engage in passive market making transactions in our common stock on The NASDAQ Capital Market in accordance with Rule 103 of Regulation M. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market making bid, however, the passive market making bid must then be lowered when certain purchase limits are exceeded.

Remarketing Arrangements

Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. We will identify any remarketing firm and describe the terms of its agreements, if any, with us and its compensation in the applicable prospectus supplement.

Delayed Delivery Contracts

If indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by institutions to purchase securities covered by this prospectus from us at the public offering price set forth in the relevant prospectus supplement under delayed delivery contracts providing for payment and delivery on the date or dates stated in the relevant prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement.

Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except (i) the purchase by an institution of the securities covered by its delayed delivery contracts may not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject, and (ii) if the securities are being sold to underwriters, we will be required to have sold to such underwriters the total principal amount of the securities less the principal amount thereof covered by delayed delivery contracts. The underwriters and any other agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Other Relationships

Underwriters, dealers, agents and remarketing firms may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Unless we specify otherwise in the related prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on The NASDAQ Capital Market. It is possible that one or more underwriters may make a market in our securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for our securities.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by O’Melveny & Myers LLP, San Francisco, California.

EXPERTS

Stonefield Josephson, Inc., an independent registered public accounting firm, has audited our consolidated financial statements for the year ended December 31, 2009, included in our Annual Report on Form 10-K for the year ended December 31, 2011, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part (which report includes an explanatory paragraph as to the Company’s ability to continue as a going concern). Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2011, and December 31, 2010, and for the years then ended, included in our Annual Report on Form 10-K for the year ended December 31, 2011, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part (which report includes an explanatory paragraph as to the Company’s ability to continue as a going concern). Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

             Shares of Series 21 Preferred Stock

CTI BIOPHARMA CORP.

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Piper Jaffray

                     , 2014